Exhibit 10.2
TWENTY-FIFTH AMENDMENT
OF
JOHN BEAN TECHNOLOGIES CORPORATION
SAVINGS AND INVESTMENT PLAN
(As amended and restated, Effective as of January 1, 2012)
WHEREAS, John Bean Technologies Corporation (the “Company”) maintains the John Bean Technologies Corporation Savings and Investment Plan (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Twenty-Fifth Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue of the authority reserved to the Company by Section 12.1 of the Plan, the Plan is hereby amended as follows, effective June 1, 2019:

1.	A new Section 2.12 is hereby added to the Plan to read as follows:

2.12
Service Crediting for Proseal America, Inc. Notwithstanding any provision herein to the contrary, effective June 1, 2019, if an individual (a) was actively employed by Proseal America, Inc. on May 31, 2019, and (b) remains an active employee of Proseal America, Inc. as of June 1, 2019, such individual’s period of employment with Proseal America, Inc. shall be counted under the Plan for purposes of (i) eligibility to participate in the Plan and (ii) determining the individual’s Years of Service under the Plan.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this ___ day of ____________, 2019.

JOHN BEAN TECHNOLOGIES
CORPORATION

By:    /s/ Jason T. Clayton
Its:    EVP, Human Resources